Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of August 2, 2018, is entered into between the undersigned securityholder (the “Securityholder”) of Northern Empire Resources Corp., a corporation by governed by the laws of the Province of British Columbia (“Northern Empire”) and Coeur Mining, Inc., a corporation governed by the laws of Delaware (“Coeur”).

WHEREAS Coeur intends to acquire all of the outstanding securities of Northern Empire on the terms and subject to the conditions set forth in the arrangement agreement (the “Arrangement Agreement”) dated the date hereof between Coeur and Northern Empire;

WHEREAS the Securityholder is the registered and/or direct or indirect beneficial owner of, or exercises control or direction over the common shares, and options or warrants to acquire common shares, in the capital of Northern Empire as set forth in Appendix “A” hereto (such securities, together with the securities acquired by the Securityholder during the term of this Agreement, being referred to in this Agreement as the “Subject Securities”);

WHEREAS the Securityholder has agreed to vote in favour of the Arrangement Resolution and support the Transactions;

WHEREAS as a condition to the willingness of Coeur to enter into the Arrangement Agreement and incur the obligations set forth in the Arrangement Agreement, Coeur has required that the Securityholder enter into this Agreement and the Securityholder acknowledges that Coeur would not pursue the Transactions or enter into any agreements with Northern Empire in support of the Transactions but for, among other things, the execution and delivery of this Agreement by the Securityholder; and

WHEREAS capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Arrangement Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretive Provisions

In this Agreement:

(a)
the descriptive headings preceding Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Sections.  The division of this Agreement into Sections shall not affect the interpretation of this Agreement;

(b)
the use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such persons or circumstances as the context otherwise permits;

(c)
whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a business day, such action shall be taken or such payment shall be made on the first business day following such day;

(d)	where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”;

(e)	any reference to a person includes the heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns of that person; and

(f)
any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations, rules and published policies promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

2.	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to Coeur as follows as at the date of this Agreement until immediately prior to the time at which the Subject Securities are acquired pursuant to the Arrangement and acknowledges that Coeur is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)
Organization and Authority and Capacity. If the Securityholder is not an individual: (i) the Securityholder is a corporation or entity incorporated or organized, as applicable, and existing under the laws of its jurisdiction of incorporation, organization or formation; (ii) the execution and delivery of this Agreement by the Securityholder and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Securityholder are necessary to authorize this Agreement or the transactions contemplated by this Agreement; and (iii) the Securityholder has the corporate power and capacity to enter into this Agreement and to carry out all of its obligations hereunder. If the Securityholder is an individual, the Securityholder is of the age of majority and has the capacity to enter into and execute this Agreement and to observe and perform its covenants and obligations hereunder.

(b)
Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding agreement of the Securityholder enforceable against it in accordance with its terms subject only to any limitation on bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)
Non-Contravention. The execution, delivery and performance by the Securityholder of its obligations under this Agreement and the completion of the transactions contemplated by this Agreement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) contravene, conflict with, or result in the violation of: (i) the articles, by-laws or other constating documents of the Securityholder (if applicable); (ii) any other agreement or instrument to which the Securityholder is a party or by which the Securityholder or any of the Securityholder’s property or assets is bound; and (iii) any applicable Laws.

(d)
Ownership of Subject Securities. The Securityholder is the legal and beneficial owner of, or the beneficial owner exercising control or direction over, all of the Subject Securities, free and clear of any Liens. The Subject Securities are the only securities of Northern Empire owned, directly or indirectly, or over which control or direction is exercised by the Securityholder. The Securityholder has sole dispositive power and the sole power to agree to the matters set forth in this Agreement with respect to the Subject Securities. None of the Subject Securities are subject to any agreement, arrangement or restriction with respect to the voting thereof, except as contemplated by this Agreement and otherwise disclosed in the Arrangement Agreement. The Securityholder has no agreement or option or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition or transfer to the Securityholder of additional securities of Northern Empire (other than, for greater certainty, the Northern Empire Options or Northern Empire Warrants as set out in Appendix “A” which securities may be converted into Subject Securities). No person has any agreement or option, or any right or privilege (whether by Law, pre-emptive or contractual), capable of becoming an agreement or option for the purchase, acquisition or transfer from the Securityholder of any of the Subject Securities except pursuant to this Agreement.

(e)
Litigation. There is no claim, action, lawsuit, arbitration, mediation or other proceeding pending or, to the knowledge of the Securityholder, threatened against the Securityholder that would reasonably be expected to have an adverse impact on the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

(f)
Sophisticated Seller. The Securityholder has independently and without reliance upon Coeur, and based on such information as the Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Securityholder acknowledges that Coeur has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement

3.	Representations and Warranties of Coeur

Coeur represents and warrants to the Securityholder as follows as at the date of this Agreement until immediately prior to the time at which the Subject Securities are acquired pursuant to the Arrangement and acknowledges that the Securityholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)
Organization and Authority. Coeur has the corporate power and capacity to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Coeur and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Coeur are necessary to authorize this Agreement or the transactions contemplated by this Agreement.

(b)
Execution and Binding Obligation. This Agreement has been duly executed and delivered by Coeur and constitutes a legal, valid and binding agreement of Coeur enforceable against it in accordance with its terms subject only to any limitation on bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies, such as specific performance and injunction.

(c)
Non-Contravention. Except as would not materially hinder, delay or impede the consummation of the Transactions, none of the execution and delivery by Coeur of this Agreement or the performance by Coeur of its obligations hereunder or under the Arrangement Agreement will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) contravene, conflict with, or result in the violation of: (i) the Coeur Organizational Documents; (ii) any Contract to which Coeur is a party or by which Coeur or any of the property or assets of Coeur are bound; or (iii) any applicable Laws.

(d)
Litigation. There is no claim, action, lawsuit, arbitration, mediation or other proceeding pending or, to the knowledge of Coeur, threatened against Coeur that would reasonably be expected to have an adverse impact on the validity of this Agreement or any action taken or to be taken by Coeur in connection with this Agreement.

4.	Covenants of the Securityholder

The Securityholder covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms, unless otherwise required or expressly permitted by this Agreement:

(a)
Agreement to Vote in Favour. At any meeting of security holders of Northern Empire called to vote upon the Arrangement (including the Northern Empire Meeting) or any of the other transactions contemplated by the Arrangement Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, the Securityholder shall cause its Subject Securities to be counted as present (in person or by proxy) for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities: (i) in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including the Arrangement Resolution) and (ii) in favour of any other matter necessary for the consummation of the Arrangement or any other transaction contemplated by the Arrangement Agreement.

(b)	Acquisition Proposal. The Securityholder agrees:

(i)
not to directly or indirectly, through any representatives or agents or, if applicable, its respective officers, directors, employees, (i) solicit, assist, initiate, facilitate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) enter into or participate in or otherwise facilitate any discussions or negotiations regarding an Acquisition Proposal, (iii) provide any confidential information relating to Northern Empire to any person or group in connection with any Acquisition Proposal, (iv) approve, accept, endorse, recommend, or expressly remain neutral with respect to or propose to accept, approve, endorse, recommend, or expressly remain neutral with respect to, any Acquisition Proposal, or (v) accept or enter into or propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding or arrangement or other contract in respect of an Acquisition Proposal or (vi) otherwise cooperate in any way with any effort or attempt by any other person or group to do or seek to do any of the foregoing;

(ii)
to immediately cease and cause to be terminated all existing discussions and negotiations, if any, and any solicitation or encouragement in respect thereof, with any person or group or any agent or representative of any person or group conducted before the date of this Agreement with respect to any Acquisition Proposal, whether or not initiated by Northern Empire; and

(iii)
to immediately notify Coeur of any Acquisition Proposal of which the Securityholder or, to the knowledge of the Securityholder, any of its representatives or agents or, if applicable, its respective officers, directors, employees, directly or indirectly, becomes aware or any discussions or negotiations in respect thereof or request for non-public information relating to Northern Empire or any of its affiliates; such notification shall be made orally and in writing and shall include a description of the material terms and conditions together with a copy of all documentation relating to any such Acquisition Proposal or inquiry in respect of an Acquisition Proposal.

(c)
Agreement to Vote Against. At any meeting of security holders of Northern Empire (including the Northern Empire Meeting) or at any adjournment or postponement thereof or in any other circumstance upon which a vote, consent or other approval of all or some of the security holders of Northern Empire is sought (including by written consent in lieu of a meeting), the Securityholder shall cause its Subject Securities to be counted as present (in person or by proxy) for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities against: (i) any Acquisition Proposal and (ii) any action, proposal, transaction or agreement that could reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Northern Empire under the Arrangement Agreement or of the Securityholder under this Agreement or (B) impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Arrangement or the fulfillment of Coeur’s or Northern Empire’s conditions under the Arrangement Agreement or change in any manner the voting rights of any class of shares of Northern Empire (including any amendments to Northern Empire’s articles or by-laws).

(d)
Restriction on Transfer. The Securityholder agrees not to directly or indirectly: (i) sell, transfer, assign, gift-over, grant a participation interest in, option, pledge, hypothecate, grant a security interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement with respect to the Transfer of, any of its Subject Securities to any person other than pursuant to the Arrangement Agreement or (ii) grant any proxies or power of attorney, deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of its Subject Securities.

(e)
Additional Northern Empire Shares. The Securityholder: (i) agrees promptly to notify Coeur of any Northern Empire Shares acquired by the Securityholder after the execution of this Agreement and (ii) acknowledges that any such Northern Empire Shares will be subject to the terms of this Agreement as though owned by the Securityholder on the date of this Agreement.

(f)
Delivery of Proxy. The Securityholder agrees that it will, on or before the fifth business day prior to Northern Empire Meeting: (i) with respect to any Subject Securities that are registered in the name of the Securityholder, the Securityholder shall deliver or cause to be delivered, in accordance with the instructions set out in Northern Empire Circular and with a copy to Coeur concurrently with such delivery, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including the Arrangement Resolution) and (ii) with respect to any Subject Securities that are beneficially owned by the Securityholder but not registered in the name of the Securityholder, the Securityholder shall deliver or cause to be delivered voting instructions to the intermediary through which the Securityholder holds its beneficial interest in the Securityholder’s Subject Securities, with a copy to Coeur concurrently, instructing that the Securityholder’s Subject Securities  be voted in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including the Arrangement Resolution). Such proxy or proxies shall name those individuals as may be designated by Northern Empire in the Northern Empire Circular and such proxy or proxies or voting instructions shall not be revoked, withdrawn or modified without the prior written consent of Coeur.

(g)	Other Covenants. The Securityholder hereby:

(i)	agrees not to exercise any Dissent Rights with respect to the Arrangement;

(ii)
agrees not to make any statements or take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement;

(iii)
consents to details of, or a summary of, this Agreement being set out in any news release, information circular and court documents or other public disclosure produced by Northern Empire or Coeur in connection with the transactions contemplated by this Agreement and the Arrangement Agreement;

(iv)
acknowledges and agrees that a summary of the negotiations leading to the execution and delivery of this Agreement may appear in Northern Empire Circular and in any other public disclosure document required by any applicable Laws and further agrees that it will, as promptly as practicable, notify Coeur of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure documents if and to the extent that the Securityholder becomes aware that any such information shall have become false or misleading in any material respect; and

(v)
agrees that it will not do indirectly that which it may not do directly by the terms of this Agreement, including through any Person directly or indirectly owned, controlled or directed by the Securityholder.

5.	Termination

This Agreement shall terminate upon the earliest to occur of:

(i)	the written agreement of Coeur and the Securityholder;

(ii)	the Effective Time;

(iii)	the termination of the Arrangement Agreement in accordance with its terms; and

(iv)	the date on which:

(A)
the consideration to be paid to the Securityholder pursuant to the Arrangement Agreement is reduced or the form, ratio or caps on the form of consideration to be paid to the Securityholder pursuant to the Arrangement Agreement is changed; or

(B)	Coeur otherwise varies the terms of the Arrangement Agreement in a manner that is materially adverse to the Securityholder.

6.	Coeur Acknowledgement

Coeur acknowledges and agrees that the Securityholder is bound hereunder solely in its capacity as a Securityholder and that the provisions hereof shall not be deemed or interpreted to bind the Securityholder in his or her capacity as a director, officer or employee of Northern Empire. For the avoidance of doubt, nothing in this Agreement shall limit any person from fulfilling his or her fiduciary duties as a director or officer of Northern Empire and nothing in this Agreement shall prevent a Securityholder who is a member of the Board or an officer of Northern Empire from engaging, in such Securityholder’s capacity as a director or officer of Northern Empire, in discussions or negotiations with a person in response to any bona fide Acquisition Proposal in accordance with the terms of the Arrangement Agreement.

7.	Securityholder Acknowledgment

Notwithstanding any term of this Agreement, the Securityholder acknowledges that Coeur shall not be under any obligation to pursue the Transactions and that Coeur will make and complete the Transactions only on terms and conditions satisfactory to it, in its sole discretion.

8.	Injunctive Relief

The parties to this Agreement acknowledge and agree that irreparable harm would occur for which monetary damages would not be an adequate remedy at Law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement and to ensure compliance with the terms of this Agreement, without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. These remedies are cumulative and in addition to any other rights or remedies available at law or in equity.

9.	Entire Agreement

This Agreement constitutes the entire agreement between parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings and negotiations, whether oral or written, of the parties hereto.

10.	Amendment and Waiver

This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11.	Notices

All notices and communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by email, or as of the following business day if sent by prepaid overnight courier, to the parties hereto at the following addresses (or at such other addresses as shall be specified by either party by notice to the other given in accordance with these provisions):

If to Coeur:

Coeur Mining, Inc.
104 S Michigan Ave #900,
Chicago, IL 60603, USA

Attention: Mitchell Krebs, President and Chief Executive Officer
Email:  mkrebs@Coeur.com

with a copy to (which shall not constitute notice):

Coeur Mining, Inc.
104 S Michigan Ave #900,
Chicago, IL 60603, USA

Attention: Casey Nault, Senior Vice President, General Counsel and Secretary
Email: cnault@Coeur.com

and

Goodmans LLP
Suite 3400, 333 Bay Street
Toronto, ON M5H 2S7

Attention: Kari MacKay
E-Mail: kmackay@goodmans.ca

If to the Securityholder:

Attention:
E-mail:

12.	Miscellaneous

(a)
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.  Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(b)
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(c)
Each party hereto shall, from time to time and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

(d)	Time shall be of the essence in this Agreement.

(e)
Each of the Securityholder and Coeur will pay its own expenses (including the fees and disbursements of legal counsel and other advisers) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

(f)
Coeur may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, a direct or indirect subsidiary of Coeur, provided that if such assignment and/or assumption takes place, Coeur shall continue to be liable jointly and severally with such subsidiary for all of its obligations hereunder.  This Agreement shall be binding on and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)
Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other Parties.

(h)
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

[SECURITYHOLDER]

Per:
Name:
Title:

COEUR MINING, INC.

Per:
Name: Mitchell J. Krebs
Title: President and Chief Executive Officer

APPENDIX “A”

Class of security beneficially owned	Number of securities beneficially owned	Registered holder if different from beneficial owner
Common Shares
Northern Empire Options
Northern Empire Warrants